Exhibit 10.2
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 1st day of July, 2000, by and between INLAND REAL ESTATE CORPORATION, a Maryland corporation (the "Company"), and SAMUEL A. ORTICELLI (the "Executive").


                                    RECITALS:

         A. The Company is a real estate investment trust which owns, operates and acquires neighborhood retail centers and community centers within a 400 mile radius of its headquarters in Oak Brook, Illinois (the "Business").

         B. The Company, Inland Real Estate Investment Corporation, a Delaware corporation ("IREIC"), Inland Real Estate Advisory Services, Inc., an Illinois corporation ("IREAS"), The Inland Property Management Group, Inc., a Delaware corporation ("TIPMG"), Inland Commercial Property Management, Inc., an Illinois corporation ("ICPM") and The Inland Group, Inc. ("TIGI") have entered into that certain Agreement and Plan of Merger, dated as of March 7, 2000 (the "Merger Agreement"), pursuant to which IREAS and ICPM will each become a wholly-owned subsidiary of the Company (the "Merger").

         C. Executive as an employee of an affiliate of TIGI has obtained certain unique and particular talents and abilities with regard to the Business.

         D. The Company desires to employ Executive to assure itself of the availability of his talents and abilities and Executive desires to be employed by the Company, subject to the terms, conditions and covenants hereinafter set forth.

         E. The Company and the Executive desire to terminate all presently existing employment agreements, whether written or oral, and all other agreements, if any, regarding his employment with TIGI, IREIC, TIPMG, IREAS and ICPM or any of their affiliates, including but not limited to those to which the Company would have succeeded following the Merger, and intend to have this Agreement govern instead.

         F. As a condition of the Company employing Executive, Executive has agreed to restrict his ability to enter into competition with the Company.

         NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, the Executive and the Company hereby agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

         1.1   Employment.

               (a) The Company hereby employs, engages and hires Executive, and Executive hereby accepts employment, upon the terms and conditions set forth in this Agreement. The Executive shall serve as General Counsel and Secretary, with duties commensurate with such position and such other duties and responsibilities as assigned from time to time by the Company.

               (b) In addition, the Executive shall provide advice, consultation and services to any other entities which control, are controlled by or are under common control with the Company now or in the future (together "Affiliates"), as may be requested by the Company.

         1.2 Activities and Duties During Employment. Executive represents and warrants to the Company that he is free to accept employment with the Company, and that he has no prior or other commitments or obligations of any kind to anyone else which would hinder or interfere with his acceptance of his obligations under this Agreement, or the exercise of his reasonable commercial efforts as an employee of the Company. During the Employment Term (as defined below), Executive agrees:

               (a) to faithfully serve and further the interests of the Company in every lawful way, giving honest, diligent, loyal and cooperative service to the Company and its Affiliates;

               (b) to comply with all reasonable rules and policies which are consistent with the terms of this Agreement and which, from time to time, may be adopted by the Company and/or its Affiliates; and

               (c) to devote all of his business time, attention and efforts to the faithful and diligent performance of his services to the Company and its Affiliates.


                                   ARTICLE II

                                      TERM

         2.1 Term. The term of employment under this Agreement shall commence on the date of the Agreement and shall last for a period of one (1) year (the "Initial Term"). Such term shall automatically be renewed for successive one-year periods thereafter unless terminated by either party by written notice not less than 30 days prior to the expiration of the then-current term. The term of Executive's employment hereunder may also be terminated as provided in
Section 2.2 (the

Initial Term, as it may be extended or terminated, is herein referred to as the "Employment Term").

         2.2 Termination. The Employment Term and employment of Executive may be terminated as follows:


               (a) By the Company immediately for Cause (as hereinafter defined).

               (b)  By the Company immediately without Cause.

               (c) Automatically, without the action of either party, upon the death of Executive.

               (d) By either party upon a determination of Total Disability (as hereinafter defined) of the Executive.

               (e)  Voluntarily by the Executive.

         2.3   Definitions of "Cause" and "Total Disability".


               (a) For the purpose of this Agreement, "CAUSE" shall mean (I) conduct amounting to fraud, embezzlement, or illegal misconduct in connection with Executive's duties under this Agreement and as an employee of the Company; (II) conduct that the Company reasonably believes has brought the Company into substantial public disgrace or disrepute; (III) failure to perform his duties hereunder as reasonably directed by the Company after providing written notice of such failure to the Executive and the Executive has failed to cure such non-performance within ten days of receiving such notice; (IV) gross negligence or willful misconduct with respect to the Company, its clients, its employees and its activities; or (V) any other material breach of this Agreement or any other agreement to which the Executive and the Company are a party or any material breach of any written policy adopted by the Company concerning conflicts of interest, standards of business conduct or fair employment practices and any other similar matter, provided that the Company has provided written notice of the breach to the Executive and Executive has failed to cure the breach within ten days of receiving such notice.

               (b) The Executive shall be determined to have a Total Disability for purposes of this Agreement if he is unable by reason of accident or illness to substantially perform his employment duties, and is expected to be in such condition for periods totaling six (6) months (whether or not consecutive) during any period of twelve (12) months. The determination of whether a Total Disability has occurred shall be based on the determination of a physician mutually acceptable to the Company and the Executive. Nothing herein shall limit the Executive's right to receive any payments to which Executive may be entitled under any disability or employee benefit plan of the Company or under any disability or insurance policy or plan. During a period of Total Disability prior to termination hereunder, Executive shall continue to receive his full compensation (including base salary) and benefits.



                                   ARTICLE III

                            COMPENSATION AND BENEFITS

         3.1   Compensation.

               (a) During the Employment Term, the Company shall pay Executive such salary and benefits as shall be agreed upon each year between Executive and the Company. For the Initial Term, the Company shall pay Executive a base salary of One Hundred Eighty Thousand Dollars ($180,000.00) per year (the "Base Salary"). At the expiration of the Initial Term, and again at the expiration of each renewal of the Initial Term, the Company shall review Executive's Base Salary to determine an appropriate Base Salary to be effective at the beginning of the renewal of the Initial Term or any subsequent renewal.

               (b) The Company may, in addition to Executive's Base Salary, pay Executive an annual bonus as determined by the Company. The bonus will be determined by the Company in its sole discretion and may be based upon, among other things, Executive's achievement of performance objectives to be established by the Company.

         3.2 Payment. All compensation shall be payable in intervals in accordance with the general payroll payment practice of the Company; except that any payment relating to the termination of the Executive shall be paid as a lump sum payment within 15 days of such termination; provided, however, the Accrued Bonus portion (if any) of any payment relating to the termination of the Executive shall be paid within 15 days from the date the Accrued Bonus is calculated by the Company. The compensation shall be subject to such withholdings and deductions by the Company as are required by law.

         3.3   Business Expenses.

               (a) Reimbursement . The Company shall reimburse the Executive for all ordinary and necessary business expenses incurred by him in connection with the performance of his duties hereunder. The reimbursement of business expenses will be governed by the policies for the Company.

               (b) Accounting. The Executive shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses were incurred for proper business purposes in accordance with the policies adopted by the Company and/or its Affiliates, and as such are reimbursable by the Company. The Executive shall provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements.

               All such reimbursements shall be payable by the Company to the Executive within a reasonable time after receipt by the Company of appropriate documentation therefor.

         3.4 Other Benefits. Executive shall be entitled to participate in any retirement, pension, profit-sharing or other similar plans of the Company which may now or hereafter be in effect and for which executive employees of the Company are eligible to participate. Company agrees that the benefits to be accrued to Executive in such plans will be at least at the same level as in effect for employees of TIGI and its affiliates at the time of the execution of this Agreement. In the event the Employment Term is terminated by the Company without Cause, or in the event of a "Change in Ownership" (as defined herein) of the Company, any benefits required to be provided by the terms of any Company-sponsored benefit plans or programs, including stock option plans, which Executive has earned or been awarded but to which Executive has not become fully vested at the time of such termination or Change in Ownership, shall be deemed to be fully vested in the Executive immediately prior to the time of such termination or Change in Ownership. "Change in Ownership" shall mean (X) the approval by the Company's stockholders of (A) a merger or consolidation of the Company with an unaffiliated third party where the Company is not the surviving entity, or (B) the sale of substantially all of the assets of the Company, or
(Y) the acquisition of not less than twenty five percent (25%) of the equity voting securities of the Company by a person, or group of persons acting in concert, not affiliated with TIGI.

         3.5 Compensation Upon Termination. If Executive's employment hereunder is terminated in accordance with the provisions of Article II, the Company will be obligated to provide compensation and benefits, in lieu of any severance under any severance plan that the Company may then have in effect, and subject to setoff for any amounts owed by the Executive to the Company or any affiliate of the Company under any contract, agreement, advance, failure to return Company property or loan document, to Executive as follows:

               (a) Upon Termination for Death or Total Disability. If Executive's employment hereunder is terminated by reason of his death or Total Disability, within 15 days of the date of termination, the Company will provide to Executive (or his estate or beneficiaries):

                    (i) any Base Salary that has been accrued but not paid as of the date of termination (the "Accrued Base Salary");

                    (ii) an amount equal to the Base Salary Executive would have earned for the remaining portion of the then-current Employment Term as if the termination had not occurred plus an additional six months at the then-current level of Base Salary (the "Severance Salary");

                    (iii) any compensation for unused vacation days accrued as of the termination date in an amount equal to his Base Salary multiplied by a fraction, the numerator of which is the number of accrued unused vacation days and the denominator of which is 360 (the "Accrued Vacation Payment");

                    (iv) reimbursement for expenses incurred by him prior to the date of termination that are subject to reimbursement pursuant to this Agreement (the "Accrued Reimbursable Expenses");

                    (v) any accrued and vested benefits required to be provided by the terms of any company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of Executive's death or Total Disability under applicable law; and

                    (vi) the pro-rated portion of any bonus that has accrued but not been paid as of the date of termination (the "Accrued Bonus").

               (b) Upon Termination by Company for Cause or by Executive. If Executive's employment is terminated by the Company for Cause or if Executive voluntarily terminates his employment with the Company, within 15 days of the date of termination, the Company will:

                    (i)   pay Executive the Accrued Base Salary;

                    (ii)  pay Executive the Accrued Vacation Payment;

                    (iii) pay Executive the Accrued Reimbursable Expenses;

                    (iv) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law; and

                    (v)   pay Executive the Accrued Bonus.

               (c) Upon Termination by the Company Without Cause. If Executive's employment is terminated by the Company without Cause, the Company will:

                    (i)   pay Executive the Accrued Base Salary;

                    (ii)  pay Executive the Severance Salary;

                    (iii) pay Executive the Accrued Vacation Payment;

                    (iv)  pay Executive the Accrued Reimbursable Expenses;

                    (v) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law; and

                    (vi)   pay Executive the Accrued Bonus.

         3.6 Expiration of Term. Upon the expiration of the Employment Term because either the Company or the Executive elects not to extend the Employment Term, the Executive shall be entitled to receive his Accrued Base Salary, Accrued Vacation Payment, Accrued Reimbursable Expenses, Accrued Benefits and Accrued Bonus. Additionally, provided that within 60 days after the expiration of the Employment Term (unless waived by the Company in its sole discretion) (the "Waiting Period") the Executive does not become an employee of TIGI or any affiliate of TIGI, then as soon as practicable, but in no case later than 15 days following the end of the Waiting Period, the Company shall pay to the Executive Severance Salary calculated as if the Executive's employment was terminated without cause immediately prior to the expiration of the Employment Term.

         3.7 Cessation of Rights and Obligations: Survival of Certain Provisions. On the date of expiration or earlier termination of the Employment Term for any reason, all of the respective rights, duties, obligations and covenants of the parties, as set forth herein, shall, except as specifically provided herein to the contrary, cease and become of no further force or effect as of the date of said termination, and shall only survive as expressly provided for herein.


                                   ARTICLE IV

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

         4.1 Non-Disclosure of Confidential Information. Executive hereby acknowledges and agrees that the duties and services to be performed by Executive under this Agreement are special and unique and that as a result of his employment by the Company hereunder and his former employment with TIGI, that Executive has developed over time and will acquire, develop and use information of a special and unique nature and value that is not generally known to the public or to the Company's industry, including but not limited to, certain records, secrets, documentation, software programs, price lists, ledgers and general information, employee records, mailing lists, client lists, client profiles, prospective customer or client lists, accounts receivable and payable ledgers, financial and other records of the Company or its Affiliates, information regarding its clients or principles, and other similar matters (all such information being hereinafter referred to as "CONFIDENTIAL INFORMATION"). Executive further acknowledges and agrees that the Confidential Information is of great value to the Company and that the restrictions and agreements contained in this Agreement are reasonably necessary to protect the Confidential Information and the goodwill of the Company and the Affiliates, including that attributable to products and services sold to clients of TIGI. Accordingly, Executive hereby agrees that:

               (a) Executive will not, during the Employment Term or at any time thereafter, directly or indirectly, except in connection with Executive's performance of his duties under this Agreement, or as otherwise authorized by the Company for the benefit of the Company or any Affiliate, divulge to any person, firm, corporation, limited liability company, or organization, other than the Company or any affiliated entity (hereinafter referred to as

               "THIRD PARTIES"), or use or cause or authorize any Third Parties to use, the Confidential Information, except as required by law; and

               (b) Upon the termination of the Employment Term for any reason whatsoever, Executive shall deliver or cause to be delivered to the Company any and all Confidential Information, including drawings, notebooks, keys, data and other documents and materials belonging to the Company or its Affiliates which is in his possession or under his control relating to the Company or its Affiliates, regardless of the medium upon which it is stored, and will deliver to the Company upon such termination of employment any other property of the Company or its Affiliates which is in his possession or under his control.

         4.2   Non-Solicitation and Covenant Not to Compete.

               (a) General. Executive acknowledges that the covenants set forth in this Section 4.2 are reasonable in scope and essential to the preservation of the business and the goodwill of the Company, and are consideration for the amounts to be paid to the Executive hereunder. Executive also acknowledges that the enforcement of the covenant set forth in this Section 4.2 will not preclude Executive from being gainfully employed in such manner and to the extent as to provide a standard of living for himself, the members of his family and the others dependent upon him of at least the level to which he and they have become accustomed and may expect. In addition, Executive acknowledges that the Company and its Affiliates have obtained an advantage over their competitors as a result of the Merger that is characterized by relationships with clients, principals and other contacts which is reflected in the purchase price for the Merger.

               (b) Covenant. Executive hereby covenants and agrees that, during the term of his employment hereunder and during a period of six months following the voluntary termination of his employment hereunder (which shall not be deemed to include a termination resulting from the expiration of the Initial Term or any subsequent renewal) or the termination of Executive's employment hereunder for Cause (the "Covenant Period"), Executive shall not, directly or indirectly: (i) alone, together or in association with others, either as a principal, agent, owner, shareholder, officer, director, partner, employee, lender, investor or in any other capacity, engage in, have any financial interest in or be in any way connected or affiliated with, or render advice or services to, any business engaged in the Business or any new businesses or lines of business which the Company may enter prior to the termination of Executive's employment under this Agreement in the greater metropolitan area of Chicago, Illinois, and any suburb thereof, other than as an employee of TIGI, of an affiliate of TIGI or otherwise on behalf of the Company as an employee thereof or such other business as may be permitted by the Company in writing, or as set forth on Exhibit A attached to this Agreement; (ii) divert, take away, solicit, interfere with or attempt to divert, take away, solicit, or interfere with any present or prospective customer, except on behalf of the Company as an employee thereof; (iii) solicit, induce, influence or attempt to solicit, induce or influence any employee or agent of the Company to leave his employment or engagement with the Company; or offer employment or engagement to or employ or engage any such employee of the Company, or assist or attempt to assist any such employee of the Company in seeking other employment;
         or (iv) in any manner slander, libel, or by other means take action which is or intended, or could reasonably be expected, to be detrimental to the Company or an Affiliate or their respective employees or operations. As used in this Section 4.2, the term "Company" shall mean the Company or an Affiliate. As used herein, "customer" and "prospective customer" shall include: (i) any tenant or any other person or entity with whom the Company is negotiating for the leasing of real property from the Company or an Affiliate at the time of the termination of Executive's employment or during the six month period immediately prior to such termination; or (ii) any owner of real property the purchase or sale of which is being negotiated by the Company at the time of the termination of Executive's employment or during the six month period immediately prior to such termination. The restrictions imposed by subparagraph 4.2(b) hereof shall not apply to the ownership of one percent (1%) or less of all of the outstanding securities of any entity whose securities are listed on a national securities exchange.

         4.3   Remedies.

               (a) Injunctive Relief. Executive expressly acknowledges and agrees that the business of the Company is highly competitive and that a violation of any of the provisions of Sections 4.1 or 4.2 would cause immediate and irreparable harm, loss and damage to the Company or an Affiliate not adequately compensable by a monetary award. Executive further acknowledges and agrees that the time periods and territorial areas provided for herein are the minimum necessary to adequately protect the business of the Company, the enjoyment of the Confidential Information and the goodwill of the Company. Without limiting any of the other remedies available to the Company at law or in equity, or the Company's right or ability to collect money damages, Executive agrees that any actual or threatened violation of any of the provisions of Sections 4.1 or 4.2 may be immediately restrained or enjoined by any court of competent jurisdiction, and that a temporary restraining order or emergency, preliminary or final injunction may be issued in any court of competent jurisdiction, upon twenty-four (24) hour notice and without bond. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section shall survive the termination of the Employment Term.

               (b) Enforcement. It is the desire of the parties that the provisions of Sections 4.1 or 4.2 be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, if any particular portion of Sections 4.1 or 4.2 shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalidated by such laws or public policies, such section or sections shall be: (i) deemed amended to delete therefrom such portions so adjudicated; or
         (ii) modified as determined appropriate by such a court, such deletions or modifications to apply only with respect to the operation of such section or sections in the particular jurisdictions so adjudicating on the parties and under the circumstances as to which so adjudicated.


                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received: (a) when delivered, if delivered personally, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, and (d) on the date of delivery if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by first class mail, postage prepaid, in each case addressed as follows:

         To Executive at his home address.

         To Company at:    Inland Real Estate Corporation
                           2901 Butterfield Road
                           Oak Brook, Illinois  60523
                           Attn: Norbert Treonis

         With a copy to:   Shefsky & Froelich Ltd.
                           444 North Michigan Avenue
                           Suite 2500
                           Chicago, Illinois  60611
                           Attn:   Michael J. Choate
                           Telephone:  (312) 836-4066
                           Facsimile:  (312) 527-5921

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

         5.2 Entire Agreement; Amendments, Etc. This Agreement contains the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof. No modification, amendment, waiver or alteration of this Agreement or any provision or term hereof shall in any event be effective unless the same shall be in writing, executed by both parties hereto, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

         5.3 Benefit. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors and legal representatives of Executive and the successors, assignees and transferees of the Company and its current or future Affiliates. This Agreement or any right or interest hereunder may not be assigned by Executive.

         5.4 No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

         5.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

         5.6 Compliance and Headings. The headings in this Agreement are intended to be for convenience and reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

         5.7 Governing Law. The parties agree that this Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of Illinois, and the parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the state courts in Chicago, Illinois or in the U.S. District Court for the Northern District of Illinois. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be in Chicago, Illinois.

         5.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         5.9 No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any provisions of this Agreement.

         5.10 Enforcement. In the event either of the parties to this Agreement shall bring an action against the other party with respect to the enforcement or breach of any provision of this Agreement, the prevailing party in such action shall recover from the non-prevailing party the costs incurred by the prevailing party with respect to such action including court costs and reasonable attorneys' fees.

         5.11 Recitals. The Recitals set forth above are hereby incorporated in and made a part of this Agreement by this reference.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.


                             INLAND REAL ESTATE CORPORATION,
                             a Maryland corporation


                             By:          /s/ Norbert Treonis
                                      --------------------------------------
                             Name:            Norbert Treonis
                                      --------------------------------------
                             Its:     President and Chief Executive Officer
                                      --------------------------------------

                             EXECUTIVE


                                  /s/ Samuel A. Orticelli
                             --------------------------------------
                                      SAMUEL A. ORTICELLI